Revision to GATX 2008 Annual Report
Exhibit 23
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-145521) of GATX Corporation and in the related Prospectus; the Registration Statement (Form S-8 No. 333-116626) pertaining to the 2004 Equity Incentive Compensation Plan, the 1995 Long-Term Incentive Compensation Plan, and the 1985 Long-Term Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-145581) pertaining to the Salaried Employees Retirement Savings Plan; the Registration Statement (Form S-8 No. 33-41007) pertaining to the Salaried Employees Retirement Savings Plan; the Registration Statement (Form S-8 No. 2-92404) pertaining to the Salaried Employees Savings Plan; and the Registration Statement (Form S-8 No. 333-145583) pertaining to the Hourly Employees Retirement Savings Plan of GATX Corporation of our report dated February 24, 2009, except for Note 27, as to which the date is May 7, 2009, with respect to the consolidated financial statements and schedule of GATX Corporation included in this Current Report (Form 8-K) for the year ended December 31, 2008.
Chicago, Illinois
May 7, 2009